As filed with the Securities and Exchange Commission on August 22, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7389	74-3032373
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6600 Wall Street
Mobile, Alabama 36695
(251) 639-8100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CPSI 401(k) Retirement Plan
(Full Title of the Plan)

With a Copy to:
DAVID A. DYE	GREGORY S. CURRAN
President and Chief Executive Officer	Maynard, Cooper & Gale, P.C.
Computer Programs and Systems, Inc.	1901 Sixth Avenue North
6600 Wall Street	Suite 2400
Mobile, Alabama 36695	Birmingham, Alabama 35203
(251) 639-8100	(205) 254-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	400,000 shares	$21.66 per share	$8,664,000	$798

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares of common stock as may be issued in connection with stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the common stock on August 20, 2002, as reported on the Nasdaq National Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to each employee participating in the CPSI 401(k) Retirement Plan (the “Plan”), as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Computer Programs and Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)
The Registrant’s prospectus filed on May 21, 2002 pursuant to Rule 424(b) of the Securities Act, in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-84726), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(2)	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2001 filed on August 22, 2002.

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed on August 13, 2002.

(4)
The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A filed on May 3, 2002 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 000-49796).

All documents filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

See Item 3(c) above.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth in subsection (a) of Section 145, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145 further provides that to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he is entitled to indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Section 145 also states that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled, and the section empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation provides that (1) it is required to indemnify its directors and officers to the fullest extent permitted by the DGCL; (2) it is permitted to indemnify its other employees to the extent that it indemnifies its officers and directors; (3) it is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions; and (4) the rights conferred in its Certificate of Incorporation are not exclusive.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) under Section 174 of the DGCL regarding unlawful dividends, stock purchases and redemptions; or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant maintains directors’ and officers’ liability insurance covering the directors and officers of the Registrant against claims arising out of the performance of their duties as such. The Registrant also has entered into indemnification agreements with its non-employee directors providing such individuals with rights to indemnification and expense advancement to the fullest extent permitted under the law.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Unless otherwise indicated below as incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed as part of this Registration Statement:

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-84726) filed March 21, 2002, as amended)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-84726) filed March 21, 2002, as amended)

5.1	Opinion of Maynard, Cooper & Gale, P.C., counsel to the Registrant

5.2	Opinion Letter from the Internal Revenue Service to Institutional Trust Co. dated August 30, 2001

23.1	Consent of Ernst & Young LLP

23.2	Consent of Wilkins Miller, P.C.

23.3	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1 to this Registration Statement)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-97431) filed July 31, 2002)

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)    that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, as of the 22nd day of August, 2002.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:	/s/ DAVID A. DYE
David A. Dye President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN MORRISSEY* John Morrissey	Chairman of the Board and Director	August 22, 2002

/S/ DAVID A. DYE David A. Dye	President, Chief Executive Officer and Director	August 22, 2002

/S/ J. BOYD DOUGLAS J. Boyd Douglas	Executive Vice President, Chief Operating Officer and Director	August 22, 2002

/S/ M. STEPHEN WALKER M. Stephen Walker	Vice President—Finance and Chief Financial Officer	August 22, 2002

/S/ DARRELL G. WEST Darrell G. West	Controller (principal accounting officer)	August 22, 2002

/S/ DENNIS P. WILKINS* Dennis P. Wilkins	Director	August 22, 2002

/S/ M. KENNY MUSCAT* M. Kenny Muscat	Director	August 22, 2002

Name	Title	Date

/s/ ERNEST F. LADD, III* Ernest F. Ladd, III	Director	August 22, 2002

/S/ W. AUSTIN MULHERIN, III* W. Austin Mulherin, III	Director	August 22, 2002

/S/ WILLIAM R. SEIFERT, II* William R. Seifert, II	Director	August 22, 2002

*By: /S/ DAVID A. DYE David A. Dye (Attorney-in-fact)

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, Alabama, as of the 22nd day of August, 2002.

CPSI 401(k) RETIREMENT PLAN

By:	Computer Programs and Systems, Inc.

By:	/s/ M. STEPHEN WALKER
M. Stephen Walker Vice President—Finance and Chief Financial Officer

INDEX TO EXHIBITS

No.	Item
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-84726) filed March 21, 2002, as amended)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-84726) filed March 21, 2002, as amended)

5.1	Opinion of Maynard, Cooper & Gale, P.C., counsel to the Registrant

5.2	Opinion Letter from the Internal Revenue Service to Institutional Trust Co. dated August 30, 2001

23.1	Consent of Ernst & Young LLP

23.2	Consent of Wilkins Miller, P.C.

23.3	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1 to this Registration Statement)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-97431) filed July 31, 2002)

9